UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2017

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

140 New Montgomery Street, 9th Floor
San Francisco, CA 94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information included under Item 2.01 of this Current Report on Form 8-K (the “Current Report”) is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 3, 2017, Yelp Inc. (the “Company”) and 10036773 Canada Inc., a wholly-owned subsidiary of the Company (“Yelp Canada”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Turnstyle Analytics Inc. (“Turnstyle”), Turnstyle’s shareholders, Turnstyle’s vested option holders, 500 Startups IV, L.P. and Fortis Advisors LLC, as the securityholders’ agent. Pursuant to the Purchase Agreement, Yelp Canada acquired all of the outstanding equity interests in Turnstyle for US $20.6 million in cash and Turnstyle became an indirect wholly-owned subsidiary of the Company. The transaction closed upon the execution of the Purchase Agreement.

The purchase price will be paid to Turnstyle securityholders in accordance with the terms of the Purchase Agreement and will be subject to customary post-closing adjustment based on net working capital. Of such amount, approximately $3.1 million will be held in escrow for an 18-month period after the closing to secure the Company’s right of indemnity under the Purchase Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of the business acquired.

Any financial statements required to be filed in response to this Item 9.01(a) with respect to the transactions described in Item 2.01 herein will be filed by amendment to this Current Report not later than 71 calendar days after the due date of this Current Report.

(b) Pro forma financial information.

Any pro forma financial information required to be filed in response to this Item 9.01(b) with respect to the transactions described in Item 2.01 herein will be filed by amendment to this Current Report not later than 71 calendar days after the due date of this Current Report.

(d) Exhibits.

Exhibit Number	Description
2.1

Share Purchase Agreement, dated April 3, 2017, by and among Yelp Inc., 10036773 Canada Inc., Turnstyle Analytics Inc., the shareholders of Turnstyle Analytics Inc., the vested option holders of Turnstyle Analytics Inc., 500 Startups IV, L.P. and Fortis Advisors LLC, as the Securityholders’ Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2017	YELP INC.

	By:	/s/ Laurence Wilson
Laurence Wilson
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
2.1

Share Purchase Agreement, dated April 3, 2017, by and among Yelp Inc., 10036773 Canada Inc., Turnstyle Analytics Inc., the shareholders of Turnstyle Analytics Inc., the vested option holders of Turnstyle Analytics Inc., 500 Startups IV, L.P. and Fortis Advisors LLC, as the Securityholders’ Agent.